UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

FIRST GUARANTY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-37621	26-0513559
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

400 East Thomas Street
Hammond, Louisiana		70401
(Address of principal executive offices)		(Zip Code)

(985) 345-7685
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	FGBI	The Nasdaq Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 6.75% Series A Fixed-Rate Non-Cumulative perpetual preferred stock)	FGBIP	The Nasdaq Stock Market LLC

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of First Guaranty Bancshares, Inc. held May 16, 2024, the following matters were voted upon:

a) Election of the following nominees as directors, with votes "for" and "withheld", as well as broker nonvotes, as follows:

Director	Votes "For"	Votes "Withheld"	Broker Non-votes
Jack Rossi	7,552,925	468,329	4,483,371
William K. Hood	7,499,265	521,989	4,483,371
Alton B. Lewis	7,987,758	33,496	4,483,371
Marshall T. Reynolds	7,815,949	205,305	4,483,371
Edgar R. Smith, III	7,498,662	522,592	4,483,371
Vanessa R. Drew	7,940,887	80,367	4,483,371

b) An advisory, non-binding vote with respect to our executive compensation as described in the Proxy Statement.

Votes "For"	Votes "Against"	Votes "Abstain"	Broker Non-votes
7,962,059	35,463	23,732	4,483,371

c) Ratification of the appointment of Griffith, DeLaney, Hillman & Lett, CPAs, PSC as independent registered public accounting firm for the year ending December 31, 2024.

Votes "For"	Votes "Against"	Votes "Abstain"	Broker Non-votes
7,977,851	42,789	614	4,483,371

The shareholders elected all of the proposed directors and approved all the proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST GUARANTY BANCSHARES, INC.
(Registrant)
Date: May 17, 2024
	By:	/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer